Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

VALEANT PHARMACEUTICALS REPORTS

2013 THIRD QUARTER FINANCIAL RESULTS

•	Total Revenue $1.54 billion; an increase of 74% over the prior year

•	4% organic growth (same store sales) for the Developed Markets segment, excluding the impact from Zovirax franchise, Retin-A Micro and BenzaClin generic products

•	14% organic growth (same store sales) for the Emerging Markets segment

•	10% organic growth for Bausch + Lomb since close versus prior year

•	GAAP EPS loss of $2.92; Cash EPS $1.43, an increase of 24% over the prior year; adjusting for pre-closing Bausch + Lomb financing costs of $0.09, Cash EPS would have been $1.51, an increase of 31% over prior year

•	GAAP Operating Cash Flow $202 million; Adjusted Operating Cash Flow $408 million; an increase of 69% over the prior year

•	Bausch + Lomb integration on track and Valeant expects to realize more than $850 million in synergies

•	2013 Guidance for Cash EPS updated to $6.11 to $6.16

Laval, Quebec — October 31, 2013 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announces third quarter financial results for 2013.

“Despite an unexpected early launch of a generic Retin-A Micro, significant headwinds this quarter from foreign exchange movements, and the demands of a major integration, we managed to beat expectations and position Valeant for a terrific fourth quarter and a strong 2014,” stated J. Michael Pearson, chairman and chief executive officer. “I thank our team, both at Valeant and our new colleagues from Bausch + Lomb, for their commitment, diligence, and focus on execution. I am confident that our strategic focus on diversification, durable assets, key geographies, and low risk R&D will continue to benefit our shareholders as we look forward to continuing our track record of outperformance.”

Valeant Third Quarter Financial Results

Valeant’s total revenues were $1.54 billion, up 74% compared to the third quarter of 2012. Same store organic product sales growth for Legacy Valeant was 7%, excluding the impact of the genericization of the Zovirax franchise, Retin-A Micro and BenzaClin. These products accounted for approximately $100 million in lost sales as compared to the prior year.

Valeant’s Developed Markets revenue was $1.14 billion, up 77% as compared to the third quarter of 2012. This increase was primarily led by the acquisition of Bausch + Lomb, which was completed on August 5, 2013. Same store organic product sales growth was 4%, excluding the impact of the genericization of the Zovirax franchise, Retin-A Micro (unexpectedly launched following Valeant’s second quarter financial results conference call) and BenzaClin. The growth in the Developed Markets was driven by continued improvement in many of our Dermatology prescription brands, our aesthetics and oral health portfolios, our orphan drug products and CeraVe.

Valeant’s Emerging Markets revenue was $399 million, up 68% as compared to the third quarter of 2012. This increase was also primarily led by the acquisition of Bausch + Lomb. Total same store sales growth was 14% for the segment, driven by continued strong growth in all of our emerging markets, particularly Poland, Russia, South East Asia and South Africa.

Since the transaction closed on August 5, 2013, Bausch + Lomb has delivered a same store sales organic growth rate of 10% as compared to the prior year, driven primarily by the U.S. and Emerging Market operations.

The Company reported a net loss of $973 million for the third quarter of 2013, or a loss of $2.92 per share due to the following one-time items: 1) impairment charges of $645 million for ezogabine/retigabine immediate-release formulation and the discontinuation of the modified-release formulation; 2) agreement to pay Anacor Pharmaceuticals $142.5 million to settle all outstanding existing and future claims related to a breach of contract and other existing disputes; and 3) restructuring, integration and other charges of $305 million primarily related to the acquisition of Bausch + Lomb.

On a Cash EPS basis, adjusted income was $486 million, or $1.43 per diluted share, an increase of 24% over the prior year. Excluding the pre-closing financing costs and increased share count associated with the financing of the Bausch + Lomb transaction, Cash EPS would have been $1.51, or an increase of 31% over the prior year. In addition, the unexpected early launch of a generic competitor to Retin-A Micro following Valeant’s second quarter financial results conference call negatively impacted Cash EPS by $0.04 and the strengthening of the dollar against many of our major currencies negatively cost the Company an additional $0.03 in the third quarter.

GAAP cash flow from operations was $202 million in the third quarter of 2013, and adjusted cash flow from operations was $408 million, an increase of 69% over the prior year. This increase in adjusted cash flow from operations was driven by growth across all our businesses, offset by an investment in working capital due to the Bausch + Lomb acquisition.

The Company’s cost of goods sold (COGS) was $561 million in the third quarter of 2013. After backing out the fair value adjustment to inventory, amortization expense and other items related to acquisitions, COGS represented 27% of product sales, an increase of four percentage points as compared to the third quarter of 2012 due to the acquisition of Bausch + Lomb which has a higher COGS profile.

Selling, General and Administrative expenses were $356 million in the third quarter of 2013 which includes a $4 million step-up in stock based compensation expenses. Excluding these expenses, SG&A was approximately 23% of revenue. Research and Development expenses were $49 million in the third quarter of 2013, or approximately 3% of revenue.

Bausch + Lomb Transaction

On August 5, 2013, Valeant completed its acquisition of Bausch + Lomb. We expect to realize more than $850 million of cost synergies from the combined Company, with a run rate north of $500 million by year-end 2013 and a run rate more than $850 million by year-end 2014.

2013 Guidance

The Company is updating its 2013 Cash EPS guidance to $6.11 to $6.16. Total revenue for 2013 is expected to be in the range of $5.7 billion to $5.9 billion and adjusted Cash Flow from Operations is expected to be greater than $1.8 billion.

Conference Call and Webcast Information

The Company will host a conference call and a live Internet webcast along with a slide presentation today at 8:00 a.m. ET (5:00 a.m. PT), October 31, 2013 to discuss its third quarter financial results for 2013. The dial-in number to participate on this call is (877) 876-8393 confirmation code 72650802. International callers should dial (973) 200-3961, confirmation code 72650802. A replay will be available approximately two hours following the conclusion of the conference call through November 7, 2013 and can be accessed by dialing (855) 859-2056, or (404) 537-3406, confirmation code 72650802. The live webcast of the conference call may be accessed through the investor relations section of the Company’s corporate website at www.valeant.com.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding the amount and timing of synergies, and our expected future performance, including 2013 guidance with respect to Cash EPS, total revenue and adjusted cash flow from operations. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & property, plant and equipment step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, acquisition-related and other costs, In-process research and development, impairments and other charges, (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization and other non-cash charges, amortization including intangible asset impairments and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Financial Tables follow.

###

Valeant Pharmaceuticals International, Inc.	Table 1
Condensed Consolidated Statements of Income (Loss)
For the Three and Nine Months Ended September 30, 2013 and 2012

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2013	2012	2013	2012
Product sales	$1,506,421	$852,747	$3,608,801	$2,346,599
Alliance and royalty	16,471	12,248	39,651	148,348
Service and other	18,839	19,145	57,396	65,386

Total revenues	1,541,731	884,140	3,705,848	2,560,333

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	560,855	216,494	1,128,942	633,618
Cost of services	13,580	13,758	42,557	49,417
Cost of alliances	773	—	1,684	68,820
Selling, general and administrative (“SG&A”)	355,637	188,660	854,909	551,386
Research and development	49,009	19,170	97,273	58,887
Acquisition-related contingent consideration	(34,995)	5,630	(33,511)	23,198
In-process research and development impairments and other charges	123,981	145,300	128,811	149,868
Legal settlements and related fees	149,601	—	155,173	56,779
Restructuring, integration and other costs	304,540	47,477	422,968	161,190
Amortization and impairments of finite-lived intangible assets	910,248	218,187	1,540,021	629,400

	2,433,229	854,676	4,338,827	2,382,563

Operating income (loss)	(891,498)	29,464	(632,979)	177,770
Interest expense, net	(246,620)	(114,886)	(576,078)	(315,382)
Gain (loss) on extinguishment of debt	(8,161)	(2,322)	(29,540)	(2,455)
Gain (loss) on investments, net	—	—	5,822	2,024
Foreign exchange and other	5,079	(1,603)	(3,564)	18,458

Income (loss) before (recovery of) provision for income taxes	(1,141,200)	(89,347)	(1,236,339)	(119,585)
(Recovery of) provision for income taxes	(169,225)	(96,992)	(247,700)	(92,702)

Net income (loss)	(971,975)	7,645	(988,639)	(26,883)
Less: Net income (loss) attributable to noncontrolling interest	1,268	—	1,268	—

Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$(973,243)	$7,645	$(989,907)	$(26,883)

Earnings per share:
Basic:
Net income (loss)	$(2.92)	$0.03	$(3.13)	$(0.09)

Shares used in per share computation	333,643	304,075	316,462	305,550

Diluted:
Net income (loss)	$(2.92)	$0.02	$(3.13)	$(0.09)

Shares used in per share computation	333,643	311,743	316,462	305,550

Valeant Pharmaceuticals International, Inc.	Table 2
Reconciliation of GAAP EPS to Cash EPS
For the Three and Nine Months Ended September 30, 2013 and 2012

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2013	2012	2013	2012
Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$(973,243)	$7,645	$(989,907)	$(26,883)
Non-GAAP adjustments (a):
Inventory step-up (b)	149,400	6,009	219,159	49,401
Alliance product assets & PP&E step-up/down (c)	1,053	(264)	1,604	50,770
Stock-based compensation (d)	4,029	9,061	20,883	26,764
Acquisition-related contingent consideration (e)	(34,995)	5,630	(33,511)	23,198
In-process research and development impairments and other charges (f)	123,981	145,300	128,811	149,868
Legal settlements and related fees (g)	149,601	—	155,173	56,779
Restructuring, integration and other costs (h)	304,540	47,477	422,968	161,190
Amortization and impairments of finite-lived intangible assets and other non-GAAP charges (i)	919,000	232,560	1,571,872	651,414

	1,616,609	445,773	2,486,959	1,169,384
Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest (j)	27,572	8,859	70,498	14,214
(Gain) loss on extinguishment of debt	8,161	2,322	29,540	2,455
(Gain) loss on disposal of fixed assets and assets held for sale/impairment, net	—	—	—	1,002
Foreign exchange and other (k)	(7,721)	—	583	—
Tax (l)	(185,611)	(107,093)	(286,186)	(127,802)

Total adjustments	1,459,010	349,861	2,301,394	1,059,253
Adjusted net income attributable to Valeant Pharmaceuticals International, Inc.	$485,767	$357,506	$1,311,487	$1,032,370

GAAP earnings (loss) per share - diluted	$(2.92)	$0.02	$(3.13)	$(0.09)

Cash earnings per share - diluted	$1.43	$1.15	$4.06	$3.29

Cash earnings per share excluding one-time items - diluted	$1.43	$1.15	$4.06	$2.93

Shares used in diluted per share calculation - cash earnings per share	340,223	311,743	322,949	313,584

(a)	See footnote (a) to Table 2a and Table 2b.
(b)	See footnote (b) to Table 2a and Table 2b.
(c)	See footnote (d) to Table 2b.
(d)	See footnote (d) to Table 2a and (e) to Table 2b.
(e)	See footnote (e) to Table 2a and (g) to Table 2b.
(f)	See footnote (f) to Table 2a and (h) to Table 2b.
(g)	See footnote (g) to Table 2a and (i) to Table 2b.
(h)	See footnote (h)(i) to Table 2a and (j)(k) to Table 2b.
(i)	See footnote (c) to Table 2a and (c)(f) to Table 2b.
(j)	See footnote (j) to Table 2a and (l) to Table 2b.
(k)	See footnote (k) to Table 2a and (m) to Table 2b.
(l)	See footnote (l) to Table 2a and (n) to Table 2b.

Valeant Pharmaceuticals International, Inc.	Table 2a
Reconciliation of GAAP EPS to Cash EPS
For the Three Months Ended September 30, 2013 and 2012

	Non-GAAP Adjustments(a) for
	Three Months Ended September 30,
(In thousands, except per share data)	2013		2012
Product sales	$—		$—
Alliance and royalty	—		—
Service and other	—		—

Total revenues	—		—

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	(159,209	) (b)(c)	(20,030	) (b)(c)
Cost of services	—		—
Cost of alliances	—		—
Selling, general and administrative (“SG&A”)	(4,025	) (d)	(9,149	) (d)
Research and development	—		—
Acquisition-related contingent consideration	34,995	(e)	(5,630	) (e)
In-process research and development impairments and other charges	(123,981	) (f)	(145,300	) (f)
Legal settlements and related fees	(149,601	) (g)	—	(g)
Restructuring, integration and other costs	(304,540	) (h)	(47,477	) (i)
Amortization and impairments of finite-lived intangible assets	(910,248)		(218,187)

	(1,616,609)		(445,773)

Operating income (loss)	1,616,609		445,773
Interest expense, net	27,572	(j)	8,859	(j)
Gain (loss) on extinguishment of debt	8,161		2,322
Foreign exchange and other	(7,721	) (k)	—

Income (loss) before (recovery of) provision for income taxes	1,644,621		456,954
(Recovery of) provision for income taxes	185,611	(l)	107,093	(l)

Total adjustments to net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$1,459,010		$349,861

Earnings per share:
Diluted:
Total adjustments to net income (loss)	$4.29		$1.12

Shares used in per share computation	340,223		311,743

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & property, plant and equipment step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, acquisition-related and other costs, In-process research and development impairments and other charges, (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization and other non-cash charges, amortization including intangible asset impairments and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(b)	ASC 805, accounting for business combinations requires an inventory fair value step-up whose total impact for the three months ended September 30, 2013 is $149.4 million primarily relating to the acquisitions of Bausch & Lomb Holdings Incorporated on August 5, 2013 and Medicis Pharmaceutical Corporation on December 11, 2012. For the three months ended September 30, 2012 the impact of inventory fair value step-up is $6.0 million primarily relating to the acquisitions of Afexa Life Sciences on October 17, 2011, Pedinol Pharmacal, Inc. on April 11, 2012 and BC Pharma B.V. on July 1, 2012.

(c)	For the three months ended September 30, 2013 and 2012 cost of goods include costs associated with integration related tech transfers, $7.3 million and $14.4 million, respectively. For the three months ended September 30, 2013 cost of goods include amortization of a BMS fair value inventory adjustment of $1.5 million.

(d)	For the three months ended September 30, 2013 and 2012 SG&A primarily includes $4.0 million and $9.1 million of stock-based compensation, respectively, which reflects the acceleration of certain equity instruments and the amortization of the fair value step-up increment resulting from the merger of Legacy Valeant into Legacy Biovail.

(e)	Net income/expenses from the changes in acquisition-related contingent consideration for the three months ended September 30, 2013 and 2012 of $35.0 million and $5.6 million, respectively.

(f)	In-process research and development impairments and other charges for the three months ended September 30, 2013 of $124.0 million primarily due to the write-off of IPR&D assets relating to the modified-release formulation of ezogabine/retigabine of $93.8 million and IPR&D assets acquired as part of Aton Pharma, Inc. acquisition in May 2010. In-process research and development impairments and other charges for the three months ended September 30, 2012 of $145.3 million is the write-off of the IPR&D asset relating to IDP-107 dermatology program, $133.4 million and a $12.0 million payment to terminate a research and development commitment to a third party.

(g)	For the three months ended September 30, 2013 legal settlement and related fees of $149.6 million primarily relating to a settlement agreement with Anacor Pharmaceuticals, Inc.

(h)	Restructuring, acquisition-related and other costs of $304.5 million primarily represent costs relating to the acquisitions of Bausch & Lomb Holdings Incorporation, Medicis Pharmaceutical Corporation, Obagi Medical Products, Inc. and other Valeant restructuring and integration initiatives. These include $165.2 million relating to employee severance costs, $54.1 million of stock-based compensation, $66.1 million relating to duplicative labor, contract terminations, integration consulting, transition services, and other, $8.7 million relating to acquisition costs, $5.5 million relating to facility closure costs, $2.5 million relating to other, $1.8 million relating to non-personnel manufacturing integration costs and $0.6 million of other non-cash charges.

(i)	Restructuring, acquisition-related and other costs of $47.5 million represent costs relating to internal Valeant restructuring and integration initiatives and the acquisitions of Medicis Pharmaceutical Corporation, iNova, Dermik and Sanitas. These include $18.5 million relating to integration consulting, duplicative labor, transition services, and other, $14.4 million relating to employee severance costs, $4.6 million relating to acquisition costs, $3.8 million relating to facility closure costs and $6.2 million relating to other.

(j)	Non-cash interest expense associated with amortization and write-down of deferred financing costs and debt discounts for the three months ended September 30, 2013 of $27.6 million. For the three months ended September 30, 2012 non-cash interest expense associated with amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, $8.9 million.

(k)	Unrealized foreign exchange on intercompany financing arrangements, $7.7 million.

(l)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in valuation allowance associated with deferred tax asset.

Valeant Pharmaceuticals International, Inc.	Table 2b
Reconciliation of GAAP EPS to Cash EPS
For the Nine Months Ended September 30, 2013 and 2012

	Non-GAAP Adjustments(a) for
	Nine Months Ended September 30,
(In thousands, except per share data)	2013		2012
Product sales	$—		$—
Alliance and royalty	—		—
Service and other	—		—

Total revenues	—		—

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	(252,158	) (b)(c)	(70,435	) (b)(c)
Cost of services	—		—
Cost of alliances	—		(50,958	) (d)
Selling, general and administrative (“SG&A”)	(21,339	) (e)	(28,558	) (e)(f)
Research and development	—		—
Acquisition-related contingent consideration	33,511	(g)	(23,198	) (g)
In-process research and development impairments and other charges	(128,811	) (h)	(149,868	) (h)
Legal settlements and related fees	(155,173	) (i)	(56,779	) (i)
Restructuring, integration and other costs	(422,968	) (j)	(161,190	) (k)
Amortization and impairments of finite-lived intangible assets	(1,540,021)		(629,400)

	(2,486,959)		(1,170,386)

Operating income (loss)	2,486,959		1,170,386
Interest expense, net	70,498	(l)	14,214	(l)
Gain (loss) on extinguishment of debt	29,540		2,455
Foreign exchange and other	583	(m)	—

Income (loss) before (recovery of) provision for income taxes	2,587,580		1,187,055
(Recovery of) provision for income taxes	286,186	(n)	127,802	(n)

Total adjustments to net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$2,301,394		$1,059,253

Earnings per share:
Diluted:
Total adjustments to net income (loss)	$7.13		$3.38

Shares used in per share computation	322,949		313,584

(a)	See footnote (a) to Table 2a.

(b)	ASC 805, accounting for business combinations requires an inventory fair value step-up whose total impact for the nine months ended September 30, 2013 is $219.2 million primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated on August 5, 2013 and Medicis Pharmaceutical Corporation on December 11, 2012. For the nine months ended September 30, 2012 the impact of inventory fair value step-up is $49.4 million primarily relating to the acquisitions of iNova on December 21, 2011, Dermik on December 16, 2011, Afexa Life Sciences on October 17, 2011, Ortho Dermatologics on December 12, 2011 and Pedinol Pharmacal, Inc. on April 11, 2012.

(c)	For the nine months ended September 30, 2013 and 2012 cost of goods include costs associated with integration related tech transfers, $25.4 million and $18.9 million, respectively. For the nine months ended September 30, 2013 cost of goods include amortization of a BMS fair value inventory adjustment of $5.0 million.

(d)	Cost of alliances represents the divestiture of 5-FU and IDP-111 resulting from the acquisition of Dermik, $50.9 million for the nine months ended September 30, 2012.

(e)	For the nine months ended September 30, 2013 and 2012 SG&A primarily includes $20.9 million and $26.8 million of stock-based compensation, respectively, which reflects the one time modification and cash settlement of certain board of directors equity instruments, acceleration of certain equity instruments and the amortization of the fair value step-up increment resulting from the merger of Legacy Valeant into Legacy Biovail.

(f)	SG&A includes $1.0 million loss on assets held for sale/impairment for the nine months ended September 30, 2012.

(g)	Net income/expenses from the changes in acquisition-related contingent consideration for the nine months ended September 30, 2013 and 2012 of $33.5 million and $23.2 million, respectively.

(h)	In-process research and development impairments and other charges for the nine months ended September 30, 2013 of $128.8 million primarily due to the write-off of IPR&D assets relating to the modified-release formulation of ezogabine/retigabine of $93.8 million and IPR&D assets acquired as part of Aton Pharma, Inc. acquisition in May 2010. In-process research and development impairments and other charges for the nine months ended September 30, 2012 of $149.9 million primarily due to the write-off of IRP&D asset relating to IDP-107 dermatology program, $133.4 million, a $12.0 million payment to terminate research and development with a third party and the termination of an IPR&D program acquired from Ortho Dermatologics, $4.3 million.

(i)	For the nine months ended September 30, 2013 legal settlement and related fees of $155.2 million primarily relating to a settlement agreement with Anacor Pharmaceuticals, Inc. For the nine months ended September 30, 2012 legal settlement and related fees of $56.8 million relating to settlements and associated legal fees of patent-related and anti-trust litigations.

(j)	Restructuring, acquisition-related and other costs of $423.0 million primarily represent costs relating to the acquisitions of Bausch & Lomb Holdings Incorporated, Medicis Pharmaceutical Corporation, Obagi Medical Products, Inc. and other Valeant restructuring and integration initiatives. These include $192.6 million relating to employee severance costs, $116.1 million relating to duplicative labor, contract terminations, integration consulting, transition services, and other, $56.3 million of stock-based compensation, $24.4 million relating to acquisition costs, $14.8 million relating to facility closure costs, $10.0 million relating to other, $4.6 million relating to non-personnel manufacturing integration costs and $4.2 million of other non-cash charges.

(k)	Restructuring, acquisition-related and other costs of $161.2 million primarily represent costs relating to internal Valeant restructuring and integration initiatives and the acquisitions of iNova, Dermik, OraPharma, Sanitas, Medicis Pharmaceutical Corporation and Pedinol Pharmacal, Inc. These include $46.6 million relating to integration consulting, duplicative labor, transition services, and other, $46.4 million relating to employee severance costs, $27.5 million relating to facility closure costs, $26.0 million relating to acquisition costs, $10.7 million relating to other, and $4.0 million relating to non-personnel manufacturing integration costs.

(l)	Non-cash interest expense associated with amortization and write-down of deferred financing costs and debt discounts for the nine months ended September 30, 2013 of $70.5 million. For the nine months ended September 30, 2012 non-cash interest expense associated with amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, $14.2 million.

(m)	Unrealized foreign exchange on intercompany financing arrangements, $0.6 million.

(n)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in valuation allowance associated with deferred tax asset.

Valeant Pharmaceuticals International, Inc.	Table 3
Statement of Revenues - by Segment
For the Three and Nine Months Ended September 30, 2013 and 2012
(In thousands)

	Three Months Ended September 30,
	2013 GAAP	2012 GAAP	% Change	2013 currency impact	2013 excluding currency impact non-GAAP	% Change
Revenues (a)(b)
Total U.S.	$815,823	$497,998	64%	$—	$815,823	64%
ROW Developed	326,889	149,196	119%	14,572	341,461	129%

Developed Markets	1,142,712	647,194	77%	14,572	1,157,284	79%
Emerging Markets-Europe/Middle East	205,147	136,189	51%	(2,989)	202,158	48%
Emerging Markets-Latin America	100,495	80,581	25%	5,798	106,293	32%
Emerging Markets-Asia/Africa	93,377	20,176	363%	2,628	96,005	376%

Emerging Markets	399,019	236,946	68%	5,437	404,456	71%

Total revenues	$1,541,731	$884,140	74%	$20,009	$1,561,740	77%

	Nine Months Ended September 30,
	2013 GAAP	2012 GAAP	% Change	2013 currency impact	2013 excluding currency impact non-GAAP	% Change
Revenues (a)(b)
Total U.S.	$2,108,921	$1,433,944	47%	$—	$2,108,921	47%
ROW Developed	613,913	426,889	44%	17,837	631,750	48%

Developed Markets	2,722,834	1,860,833	46%	17,837	2,740,671	47%
Emerging Markets-Europe/Middle East	564,922	415,396	36%	(8,425)	556,497	34%
Emerging Markets-Latin America	271,346	224,869	21%	6,780	278,126	24%
Emerging Markets-Asia/Africa	146,746	59,235	148%	6,341	153,087	158%

Emerging Markets	983,014	699,500	41%	4,696	987,710	41%

Total revenues	$3,705,848	$2,560,333	45%	$22,533	$3,728,381	46%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2013 reported amounts adjusted to exclude currency impact, calculated using 2012 monthly average exchange rates, to the actual 2012 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.

Valeant Pharmaceuticals International, Inc.	Table 4
Reconciliation of GAAP Cost of Goods Sold to Non-GAAP Cost of Goods Sold - by Segment
For the Three and Nine Months Ended September 30, 2013
(In thousands)

4.1 Cost of goods sold (a)

	Three Months Ended September 30,
	2013 as reported GAAP	% of product sales	2013 fair value step-up adjustment to inventory and other non-GAAP (b)	2013 excluding fair value step-up adjustment to inventory and other non-GAAP	% of product sales
Developed Markets	$374,305	34%	$126,559	$247,746	22%
Emerging Markets	186,550	48%	32,650	153,900	39%

	$560,855	37%	$159,209	$401,646	27%

	Nine Months Ended September 30,
	2013 as reported GAAP	% of product sales	2013 fair value step-up adjustment to inventory and other non-GAAP (c)	2013 excluding fair value step-up adjustment to inventory and other non-GAAP	% of product sales
Developed Markets	$701,775	26%	$207,846	$493,929	19%
Emerging Markets	427,167	45%	44,312	382,855	40%

	$1,128,942	31%	$252,158	$876,784	24%

(a)	See footnote (a) to Table 2a.
(b)	Developed Markets include $122.2 million of fair value step-up adjustment to inventory, $3.1 million of integration related tech transfer costs and $1.5 million BMS fair value inventory adjustment offset by PP&E step down of $0.2 million. Emerging Markets include $27.2 million of fair value step up adjustment to inventory, $4.2 million of integration related tech transfer costs and $1.2 million of PP&E step up and other.
(c)	Developed Markets include $187.8 million of fair value step-up adjustment to inventory, $15.8 million of integration related tech transfer costs and $5.0 million BMS fair value inventory adjustment offset by PP&E step down of $0.8 million. Emerging Markets include $31.4 million of fair value step up adjustment to inventory, $9.6 million of integration related tech transfer costs and $3.3 million of PP&E step up and other.

Valeant Pharmaceuticals International, Inc.	Table 5
Consolidated Balance Sheet and Other Data
(In thousands)

	As of September 30, 2013	As of December 31, 2012
5.1 Cash
Cash and cash equivalents	$596,347	$916,091
Marketable securities	—	4,410

Total cash and marketable securities	$596,347	$920,501

Debt
New Term Loan A Facility	$1,666,535	$2,083,462
Tranche A Term Loans	742,528	—
New Term Loan B Facility	1,255,373	1,275,167
New Incremental Term Loan B Facility	965,790	973,988
Tranche B Term Loans	3,087,242	—
Japanese Revolving Credit Facility	34,192	—
Senior Notes	9,639,479	6,448,317
Convertible Notes	209	233,793
Other	13,366	898

	17,404,714	11,015,625
Less: current portion	(360,964)	(480,182)

Total long-term debt	$17,043,750	$10,535,443

	Three Months Ended September 30,
	2013	2012
5.2 Summary of Cash Flow Statements
Cash flow provided by (used in):
Net cash provided by operating activities (GAAP)	$201,712	$166,827
Restructuring, integration and acquisition-related costs (c)	303,898	47,477
Payment of accrued legal settlements	150	37,739
Payment of accreted interest on convertible debt	—	—
Tax benefit from stock options exercised (a)	32,179	2,367
Cash settlement of BOD equity awards	—	—
Working capital change related to business development activities	—	—
Non-cash adjustments to income taxes payable	—	—
Changes in working capital related to restructuring, integration and acquisition-related costs(c)	(129,549)	(13,254)

Adjusted cash flow from operations (Non-GAAP) (b)	$408,390	$241,156

(a)	Includes stock option tax benefit which will reduce taxes in future periods.
(b)	See footnote (a) to Table 2a.
(c)	Total restructuring, integration and acquisition-related costs cash payments of $174,349 are broken down as follows:

Project Type	Amount Paid
Bausch & Lomb	128,642
Medicis	14,045
Obagi	6,901
Other	6,323
Intellectual property migration	5,296
Europe (including Nature Produkt, Lek-Am, Croma & Ekomir)	4,539
Manufacturing integration (various deals)	4,248
OraPharma	3,398
Systems integration (various deals U.S./Canada)	957

Total	$174,349

Expense Type	Amount Paid
Integration related consulting, duplicative labor, transition services, and other	60,716
Stock-based compensation	53,506
Severance payments	35,288
Acquisition-related costs paid to 3rd parties	16,056
Facility closure costs, other manufacturing integration, and other	8,108
DSU payments for retired board members	675

Total	$174,349

Valeant Pharmaceuticals International, Inc.	Table 6
Organic Growth—by Segment
For the Three Months Ended September 30, 2013
(In thousands)

	For the Three Months Ended September 30, 2013
										Organic growth
							(a)	(b)		(b)	(b)
	(1) QTD 2013	(2) Acq impact	(3) QTD Same store	(4) QTD 2012	(5) Pro Forma Adj	(6) Pro Forma 2012	(7) Currency impact Same store	(8) Currency impact Acq	(9) Divestitures / Discontinuations (c)	Pro Forma (1)+(7) +(8)+ (9) /(6)	Same store (3)+ (7) / (4)- (9)
Total U.S. (d) (f) (g)	776.6	428.4	348.2	340.3	409.5	749.8	—	—	8.6	5%	5%
ROW Developed (e) (h)	318.9	191.9	127.0	139.1	192.3	331.4	8.4	6.0	5.3	2%	1%
Developed Markets	1,095.5	620.4	475.2	479.4	601.8	1,081.1	8.4	6.0	13.9	4%	4%
Emerging Markets (i)	390.9	136.8	254.1	231.7	124.6	356.3	2.6	3.1	5.6	13%	14%

Total product sales	1,486.5	757.2	729.3	711.1	726.3	1,437.4	11.0	9.1	19.5	6%	7%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2013 reported amounts adjusted to exclude currency impact, calculated using 2012 monthly average exchange rates, to the actual 2012 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.
(c)	Includes divestitures, discontinuations and supply interuptions.
(d)	Includes Valeant’s attributable portion of revenue from joint ventures (JV)—$0.9M Q3’12 and $1.2M Q3’13.
(e)	Includes Valeant’s attributable portion of revenue from joint ventures (JV)—$2.0M Q3’12 and $2.9M Q3’13.
(f)	Excludes revenues from certain genericized products (Zovirax franchise, Retin-A Micro and BenzaClin) of $144.6M Q3’12 and $24.0M Q3’13.
(g)	Reflects Bausch & Lomb post-acquisition revenue of $216.5M for Q3’13 and $188.5M pro forma revenue adjustment for Q3’12.
(h)	Reflects Bausch & Lomb post-acquisition revenue of $183.3M and a currency impact of $5.4M Q3’13 and $184.0M pro forma revenue adjustment for Q3’12.
(i)	Reflects Bausch & Lomb post-acquisition revenue of $100.2M and a currency impact of $2.4M Q3’13 and $90.0M pro forma revenue adjustment for Q3’12.